Exhibit No. 10.1

AGREEMENT AND GENERAL RELEASE

Northfield Bancorp, MHC, Northfield Bancorp, Inc. and Northfield Bank (collectively, the “Company”), which maintains its principal offices at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, and Madeline G. Frank (the “Executive”), agree that:

1. Last Day of Employment and Consulting Services Period.

a. Executive’s last day of employment with the Company will be October 5, 2012 (“last day of employment”), unless, Executive and the Company mutually agree to an extension (or reduction) of employment in writing. The period between Executive’s execution of this Agreement and General Release (“Agreement”) and her last day of employment shall be referred to as the “continued employment period.”

b. Executive has agreed to provide consulting services to the Company, as an independent contractor, from October 6, 2012 through October 5, 2013 (the “consulting period”), with regard to strategic and operational matters regarding the Company’s business and to assist Executive’s successors, as reasonably requested by the Board of Directors or the Company’s officers. The consulting services will consist of ten percent (10%) or less of the services provided by Executive during her employment.

2. Consideration. If Executive: (i) executes and delivers a copy of this Agreement to the Company and does not revoke her acceptance of this Agreement during the seven (7) calendar day revocation period as described in Paragraph 15 below (the “revocation period”); (ii) executes and delivers the Supplemental Release attached hereto as Exhibit A to the Company following the expiration of the continued employment period and does not revoke her acceptance of the Supplemental Release during the seven (7) calendar day supplemental revocation period as described in Paragraph 15 of the Supplemental Release (the “supplemental revocation period”); (iii) abides by the terms of this Agreement during the continued employment period; and, (iv) performs her duties as the Senior Vice President – Human Resources and Assistant Corporate Secretary of the Company in a professional and satisfactory manner during the continued employment period; the Company agrees:

(a) to continue Executive’s employment during the continued employment period. In doing so, Executive will be paid her current salary and benefits under the Company’s group benefit plans under the same terms and conditions that exist as of the date she executes this Agreement. If the Company determines that Executive’s services no longer are needed as a result of business conditions or operating decisions, then the Company may terminate the employment relationship prior to the end of the continued employment period and Executive still will receive the consideration as described in Section 2(b) below. If Executive is terminated for cause consistent with the Company’s regular disciplinary process or voluntarily leaves employment prior to the end of the continued employment period, she no longer will receive wages or benefits from that point on, and will not be eligible to receive any of the consideration described in Section 2(b) below.

(b) following Executive’s execution and delivery to the Company of the Supplemental Release following the expiration of the continued employment period and the supplemental revocation period, the Company agrees to pay Executive a lump sum payment of $300,000, less lawful deductions. Executive shall be paid said amount in one lump sum within fifteen (15) business days following Executive’s execution and delivery of the Supplemental Release to the Company and the expiration of the supplemental revocation period. Such payment shall be subject to normal payroll withholdings and will be reported as regular wages on Executive’s 2012 W-2.

3. No Consideration Absent Execution of This Release Agreement. Executive understands and agrees she would not receive the monies and/or benefits described in Paragraph 2, except for her execution of this Agreement and Supplemental Release and the fulfillment of the promises contained herein.

4. General Release of Claims. Executive, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Executive”), knowingly and voluntarily releases and forever discharges the Company, its parent corporations, affiliates, subsidiaries, divisions, successors and assigns and the current and former Executives, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, Executive has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Executive Retirement Income Security Act of 1974;

•	The Immigration Reform and Control Act;

•	The Sarbanes-Oxley Act of 2002;

•	The Equal Pay Act;

•	The Americans with Disabilities Act of 1990;

•	The Age Discrimination in Employment Act of 1967;

•	The Family and Medical Leave Act;

•	The Workers Adjustment and Retraining Notification Act;

•	The Occupational Safety and Health Act;

•	The Fair Credit Reporting Act;

•	The New Jersey Law Against Discrimination;

•	The New Jersey Civil Rights Act;

•	The New Jersey Family Leave Act;

•	The New Jersey State Wage and Hour Law;

•	The Millville Dallas Airmotive Plant Job Loss Notification Act;

•	The New Jersey Conscientious Employee Protection Act;

•	The New Jersey Equal Pay Law;

•	The New Jersey Occupational Safety and Health Law;

•	The New Jersey Smokers’ Rights Law;

•	The New Jersey Genetic Privacy Act;

•	The New Jersey Fair Credit Reporting Act;

•	The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing A Workers’ Compensation Claim;

•	The New Jersey Public Employees’ Occupational Safety and Health Act;

•	New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection and Discrimination;

•	any other federal, state or local law, rule, regulation, or ordinance;

•	any public policy, contract, tort, or common law;

•	any claims for vacation, sick or personal leave pay, short term or long term disability benefits, or payment pursuant to any practice, policy, handbook or manual; or

•	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Releasees are parties.

5. Acknowledgments and Affirmations.

a. Executive affirms that she has not filed, caused to be filed, or presently is a party to any claim against Releasees. Executive affirms that all of the Company’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

b. Executive further affirms that she has no known workplace injuries or occupational diseases.

c. Executive also affirms that she has not divulged any proprietary or confidential information of Releasees and will continue to maintain the confidentiality of such information consistent with Releasees’ policies, agreements and/or common law.

d. Executive further affirms that she has not been retaliated against for reporting any allegations of wrongdoing by Releasees, including any allegations of corporate fraud. Both the Company and Executive acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.

e. Executive affirms that she is responsible for all taxes that may become due and owing as a result of the payment set forth in Paragraph 2.

f. Nothing in this Agreement shall affect Executive’s vested benefits under existing benefits plans and programs in place as of the last day of employment. Executive will be vested and entitled to all equity awards granted in accordance with the Northfield Bancorp, Inc. 2008 Equity Incentive Plan.

g. Executive is not entitled to any payment under the 2012 Management Cash Incentive Plan.

6. Confidentiality and Return of Property.

a. Executive agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Executive’s spouse, tax advisor, and/or an attorney with whom Executive chooses to consult regarding her consideration of this Agreement.

b. Executive agrees that all prior agreements relating to confidentiality of proprietary Company information (“Confidential Information”) and trade secrets of which Executive has gained knowledge through her employment shall remain in effect and survive this Agreement. The terms “Confidential Information” and “trade secrets” shall not be deemed to include information that is accessible to or otherwise known to the public.

c. Executive affirms that she will not retain any of the Company’s property, including copies of any documents and will not transfer any off-site via e-mail or otherwise.

7. Non-Disparagement. Executive and Releasees agree not to defame, disparage or demean each other in any manner whatsoever. After the last day of employment, the Company shall not use Executive’s name in connection with the Company in any announcement, press release or business communication, unless required by any federal, state or local law or the Company has obtained the permission of Executive for such use.

8. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict or choice of law provisions. In the event of a breach of any provision of this Agreement, either party may file suit specifically to enforce any term or terms of this Agreement or to seek any damages for breach. If any provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction, the parties agree the court shall have the authority to modify, alter or change the provision(s) in question to make the Agreement legal and enforceable. If this Agreement cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is found to be illegal or unenforceable, Executive agrees to execute a binding replacement release.

9. Amendment. Except as provided in the preceding paragraph, this Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

10. Nonadmission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time, for any purpose, as an admission by either party of any liability or unlawful conduct of any kind.

11. Resolution of Disputes. Any controversy or claim arising out of this Release Agreement, or the breach thereof, shall be submitted to an appropriate New Jersey State or federal court, and all such claims shall be adjudicated by a judge sitting without a jury.

12. Entire Agreement. This Agreement and the Supplemental Release set forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Executive acknowledges that she has not relied on any representations, promises or agreements of any kind made to her in connection with her decision to accept this Agreement, except for those set forth in this Agreement.

13. Section Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement. This Agreement will not become enforceable until executed by the Company.

15. Revocation. Executive may revoke her acceptance of this Agreement for a period of seven (7) calendar days following the day she executes this Agreement. Any revocation within this period must be submitted, in writing, to Steven M. Klein and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Steven M. Klein or his designee, or mailed to Steven M. Klein and postmarked within seven (7) calendar days of execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

16. Competence to Waive Claims. At the time of considering or executing this Agreement, Executive was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Executive is competent to execute this Agreement and knowingly and voluntarily waives any and all claims she may have against Releasees. Executive certifies that she is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair her right or ability to waive all claims she may have against Releasees.

EXECUTIVE HAS BEEN ADVISED THAT SHE HAS TWENTY ONE (21) CALENDAR DAYS TO REVIEW THIS RELEASE AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS RELEASE AGREEMENT.

EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWEINTY ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS RELEASE AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH 2 ABOVE, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS RELEASE AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST RELEASEES.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

/s/ Madeline G. Frank
MADELINE G. FRANK

Date:	March 15, 2012

NORTHFIELD BANCORP, MHC
NORTHFIELD BANCORP, INC.
NORTHFIELD BANK

By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating and Financial Officer

Date:	March 15, 2012

EXHIBIT A

SUPPLEMENTAL RELEASE

Northfield Bancorp, MHC, Northfield Bancorp, Inc. and Northfield Bank (collectively, the “Company”), which maintains its principal offices at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, and Madeline G. Frank (the “Executive”) agree that:

1. Consideration. In consideration for executing and delivering this Supplemental Release to the Company following her last day of employment as defined in Paragraph 1 of the Agreement and General Release (“Agreement”), the Company agrees to provide Executive with the consideration as set forth in Paragraph 2 of the Agreement.

2. Execution. Executive affirms she will not execute this Supplemental Release prior to the last day of employment (i.e., October 5, 2012), unless Executive and the Company mutually agree to an extension (or reduction) of the last day of employment in writing. Executive acknowledges being offered twenty one (21) days within which to consider this Supplemental Release.

3. No Consideration Absent Execution of This Supplemental Release. Executive understands and agrees she would not receive the monies and/or benefits specified in Paragraph 2 of the Agreement, except for her execution of this Supplemental Release and the fulfillment of the promises contained herein, as well as the promises contained in the Agreement.

4. General Release of Claims. Executive, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Executive”), knowingly and voluntarily releases and forever discharges the Company, its parent corporations, affiliates, subsidiaries, divisions, successors and assigns and the current and former executives, officers, directors and agents thereof (collectively referred to throughout the remainder of this Supplemental Release as “Releasees”), of and from any and all claims, known and unknown, Executive has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Executive Retirement Income Security Act of 1974;

•	The Immigration Reform and Control Act;

•	The Americans with Disabilities Act of 1990;

•	The Age Discrimination in Employment Act of 1967;

•	The Family and Medical Leave Act;

•	The Workers Adjustment and Retraining Notification Act;

•	The Occupational Safety and Health Act;

•	The Fair Credit Reporting Act;

•	The Equal Pay Act;

•	The New Jersey Law Against Discrimination;

•	The New Jersey Civil Rights Act;

•	The New Jersey Family Leave Act;

•	The New Jersey State Wage and Hour Law;

•	The Millville Dallas Airmotive Plant Job Loss Notification Act;

•	The New Jersey Conscientious Employee Protection Act;

•	The New Jersey Equal Pay Law;

•	The New Jersey Occupational Safety and Health Law;

•	The New Jersey Smokers’ Rights Law;

•	The New Jersey Genetic Privacy Act;

•	The New Jersey Fair Credit Reporting Act;

•	The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing A Workers’ Compensation Claim;

•	The New Jersey Public Employees’ Occupational Safety and Health Act;

•	New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection and Discrimination;

•	any other federal, state or local law, rule, regulation, or ordinance;

•	any public policy, contract, tort, or common law;

•	any claims for vacation, sick or personal leave pay, short term or long term disability benefits, or payment pursuant to any practice, policy, handbook or manual; or

•	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Releasees are parties.

5. Acknowledgments and Affirmations.

a. Executive affirms that she has not filed, caused to be filed, or presently is a party to any claim against Releasees.

b. Executive also affirms that, as of her execution of this Supplemental Release, she has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled. Executive affirms that she has been granted any leave to which she was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Executive affirms that all of the Company’s decisions regarding her pay and benefits through the date of her execution of this Supplemental Release were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

c. Executive further affirms that she has no known workplace injuries or occupational diseases.

d. Executive affirms that she has not divulged any proprietary or confidential information of Releasees and will continue to maintain the confidentiality of such information consistent with Releasees’ policies, the Agreement and/or common law.

e. Executive further affirms that she has not been retaliated against for reporting any allegations of wrongdoing by Releasees, including any allegations of corporate fraud. Both the Company and Executive acknowledge that this Supplemental Release does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.

f. Executive affirms that she is responsible for all taxes that may become due and owing as a result of the payment set forth in Paragraph 2 of the Agreement.

g. Nothing in this Agreement shall affect Executive’s vested benefits under existing benefits plans and programs in place as of the last day of employment. Executive is vested and entitled to all equity awards granted in accordance with the Northfield Bancorp, Inc. 2008 Equity Incentive Plan.

h. Executive is not entitled to any payment under the 2012 Management Cash Incentive Plan.

6. Confidentiality and Return of Property.

a. Executive agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Executive’s spouse, tax advisor, and/or an attorney with whom Executive chooses to consult regarding her consideration of this Agreement.

b. Executive agrees that all prior agreements relating to confidentiality of proprietary Company information (“Confidential Information”) and trade secrets of which Executive has gained knowledge through her employment shall remain in effect and survive this Agreement. The terms “Confidential Information” and “trade secrets” shall not be deemed to include information that is accessible to or otherwise known to the public.

c. Executive affirms that she has returned all of the Company’s property and confidential information. Executive also affirms that she is in possession of all personal property which she may have brought to the Company’s premises.

7. Non-Disparagement. Executive and Releasees agree not to defame, disparage or demean each other in any manner whatsoever. The Company shall not use Executive’s name in connection with the Company in any announcement, press release or business communication, unless required by any federal, state or local law or the Company has obtained the permission of Executive for such use.

8. Governing Law and Interpretation. This Supplemental Release shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict or choice of law provisions. In the event the Executive or the Company breaches any provision of this Supplemental Release, Executive and the Company affirm that either may institute an action to specifically enforce any term or terms of this Supplemental Release. If any provision of this Supplemental Release is declared illegal or unenforceable by any court of competent jurisdiction, the parties agree the court shall have the authority to modify, alter or change the provision(s) in question to make this Supplemental Release legal and enforceable. If this Supplemental Release cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Supplemental Release in full force and effect. If the general release language is found to be illegal or unenforceable, Executive agrees to execute a binding replacement release.

9. Amendment. Except as provided in the preceding paragraph, this Supplemental Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Supplemental Release.

10. Nonadmission of Wrongdoing. The parties agree that neither this Supplemental Release nor the furnishing of the consideration for this Supplemental Release shall be deemed or construed at any time, for any purpose, as an admission by either party of any liability or unlawful conduct of any kind.

11. Resolution of Disputes. Any controversy or claim arising out of this Supplemental Release, or the breach thereof, shall be submitted to an appropriate New Jersey State or federal court, and all such claims shall be adjudicated by a judge sitting without a jury.

12. Entire Agreement. This Supplemental Release and the Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Executive acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to accept this Supplemental Release, except for those set forth in this Supplemental Release.

13. Section Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Supplemental Release.

14. Counterparts. This Supplemental Release may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement. This Supplemental Release will not become enforceable until executed by The Company.

15. Revocation. Executive may revoke her acceptance of this Supplemental Release for a period of seven (7) calendar days following the day she executes this Supplemental Release. Any revocation within this period must be submitted, in writing, to Steven M. Klein and state, “I hereby revoke my acceptance of our Supplemental Release.” The revocation must be personally delivered to Steven M. Klein or his designee, or mailed to Steven M. Klein and postmarked within seven (7) calendar days of execution of this Supplemental Release. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

16. Competence to Waive Claims. At the time of considering or executing this Supplemental Release, Executive was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Executive is competent to execute this Supplemental Release and knowingly and voluntarily waives any and all claims she may have against Releasees. Executive certifies that she is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair her right or ability to waive all claims she may have against Releasees.

EXECUTIVE HAS BEEN ADVISED THAT SHE HAS HAD TWENTY ONE (21) DAYS TO REVIEW THIS SUPPLEMENTAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SUPPLEMENTAL RELEASE.

EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SUPPLEMENTAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS SUPPLEMENTAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH 2 IN THE RELEASE AGREEMENT, EXECUTIVE FREELY AND

KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST RELEASEES.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

MADELINE G. FRANK

Date:

NORTHFIELD BANCORP, MHC
NORTHFIELD BANCORP, INC.
NORTHFIELD BANK

By:
Steven M. Klein,
Chief Operating and Financial Officer

Date: